THIS AGREEMENT made as of the 15th day of June, 1995,

BETWEEN:

WINBOURNE INTERNATIONAL CAPITAL MANAGEMENT LTD., a body corporate duly incorporated pursuant to the laws of the commonwealth of the Bahamas and having its head office at The Private Trust Corporation, (Charlotte House); Charlotte Street, P.O. Box N. 65, Nassau, The Bahamas

(the "Vendor")

OF THE FIRST PART AND:

BOOKER GOLD EXPLORATIONS LIMITED, a body corporate duly incorporated under the laws of the Province of British Columbia and having an office at 10th Floor, 609 West Hastings Street, in the City of Vancouver, Province of British Columbia, V6B 4W4;

("the "Purchaser")

OF THE SECOND PART

WHEREAS:

A.

The Vendor is the beneficial owner of a 100% interest in mineral titles staked pursuant to the Mineral Tenure Act, Province of British Columbia, as more particularly described in the attached Schedule A, (the "Claims"), and summarily described as Claim Names CUB #100, CUB #200, CUB #300;

B.

The Vendor and the Purchaser deal at arms length;

C.

The Vendor wishes to sell and the Purchaser wishes to purchase the Claims on the terms hereinafter provided;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and promises herein contained the parties hereto covenant, agree, represent and promise each with the other as follows:

1.

The Vendor agrees to sell and the Purchaser agrees to purchase the Claims, subject to the terms and conditions of this Agreement and subject further to the reservation in favour of the Vendor of a 3% net smelter return royalty to be effective following the commencement of commercial production of the Claims (the "NSR"). The NSR shall be subject to a 2% buyback in 1% increments at $500,000.00 per 1%.

2.

In consideration of and for the sale of the Claims, the Purchaser shall issue and allot to the Vendor a total of 100,000 no par value common shares of the Purchaser (the "Shares"), subject to regulatory approval as set out in paragraph 15 hereto.

3.

The Vendor warrants and represents that:

a.

it is a body corporate which is duly incorporated, validly existing and in good standing with respect to the filing of annual reports under the laws of the Province of British Columbia with full power, absolute authority and capacity to enter into this Agreement and to carry out the transaction contemplated hereby;

b.

it is the beneficial owner as to a full and unrestricted 100% right, title and interest in and to the Claims;

c.

the Claims are free and clear of all liens, charges and encumbrances;

d.

the Claims have been duly and validly staked and recorded in accordance with the applicable laws of the Province of British Columbia and are valid and subsisting mineral claims as at the date of execution and delivery of this Agreement;

e.

it has the sole right to convey the Claims to the Purchaser notwithstanding any prior act and no other person, firm or corporation has any proprietary or other interest in the Claims; and

f.

the Purchaser shall have quiet possession of the Claims free from any and all claims and encumbrances.

4.

The Purchaser warrants and represents that:

a.

it is a body corporate which is duly incorporated, validly existing and is in good standing with respect to the filing of annual reports under the laws of the Province of British Columbia with full power, absolute authority and capacity to enter into this Agreement and to carry out the transaction contemplated hereby;

b.

it has an authorized share capital of 20,000,000 no par value common shares; and

c.

if any shares are to be allotted and issued pursuant to this Agreement, they shall be issued as fully paid and non-assessable.

5.

The Vendor covenants and agrees to grant, assign, convey and transfer unto the Purchaser an undivided 100% right, title and interest in and to the Claims by good, proper and sufficient conveyance to the Purchaser, its successors or assigns, to and for its and their sole and only benefit and use forever, subject only to such mining laws relating to the Claims in force from time to time within the Province of British Columbia and the reservation by the Vendor of the NSR payable as outlined in Schedule B. The NSR is subject to a 2% buy back

6.

The Vendor covenants and agrees, for the purpose of registering the transfer of the Claims contemplated by this Agreement, to execute and deliver, or cause to be executed and delivered, to the Purchaser concurrently with payment of the cash consideration and issuance and delivery of the share consideration by the Purchaser, a Bill of Sale or other acceptable transfer document in recordable form transferring the Claims to the Purchaser subject only to the NSR.

7.

The parties hereto covenant and agree to execute such further and other documents and deeds and to give such further and other assurances as may be necessary to fully implement this Agreement.

8.

For the purposes of this Agreement, the term "net smelter return" shall include all monies realized and actually received on the sale of any ores or minerals mined or extracted from the Claims, including any premiums, bonuses and subsidies, less, if any, such ores or minerals requiring smelting or other processing, all monies paid or payable on account of:

a.

loading and transportation of the ores or minerals from the Claims or any mill erected on or about the Claims to the smelter or other purchaser;

b.

freight allowance and severage taxes or royalties that may be paid to the Province of British Columbia;

a.

c.

penalties and other deductions whatsoever paid or payable in relation to the sale of the ores or minerals;

d.

in the event that a local or on-premises treatment facility or mill is installed, costs and expenses related to the operation of such facility which are attributable, on a pro-rata basis, to the amount of ores and minerals which are processed from the Claims; and

e.

smelter treatment charges.

9.

For the purposes of this Agreement, commercial production of the Claims shall be determined to have commenced on the date upon which cash proceeds, not including proceeds received from the sale or disposition of mineral products for assay or testing purposes, having been received by the Purchaser from the sale of mineral products derived from the Claims. It is expressly understood that the Purchaser shall be under no obligation whatsoever to place the Claims into production, and in the event commercial production is commenced, the Purchaser shall have the right at any time to curtail or suspend such production as it may in its absolute discretion determine.

10.

The parties have entered into this Agreement subject to Regulatory Approval.

11.

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors and assigns.

12.

This Agreement shall be governed and interpreted in accordance with the laws of the Province of British Columbia.

13.

This Agreement contains the whole agreement between the parties and there are no warranties, representations, terms, conditions, or collateral agreements, whether express, implied or otherwise, other than as expressly set forth in this Agreement.

14.

The parties have entered into this Agreement subject to Regulatory Approval and conditional upon the transaction herein being a "minor transaction" as that term is defined in VSE Listings Policy Statement No. 9 dated January 17, 1994 and that Section 42 of the B. C. Securities Act does not apply to the issuance of the Shares by reason of Section 55(2)(18) of the B.C. Securities Act and the Purchaser will within

1.

5

the time required by the B. C. Securities Act file a report in the required form disclosing distribution of the Shares to the Vendor together with any applicable filing fee.

15.

The invalidity of any particular provision of this Agreement shall not affect any other provision herein, and in such event, this Agreement shall be construed as if such invalid provision was omitted.

16.

Words of the singular number and masculine gender shall include words of the plural number, feminine or neuter genders, or firms and corporations, and vice versa.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of and from the day and year first above written.

WINBOURNE INTERNATIONAL CAPITAL MANAGEMENT LTD. by its authorized signatory:	)
______________________________	)

THE COMMON SEAL OF BOOKER GOLD EXPLORATIONS LIMITED	)	
	)	C/S
was hereto affixed in the presence of:	)	
______________________________	)	

k:\b1155-1\agree.txt

SCHEDULE "A"

CLAIM NAME	TITLE NUMBER	CLAIM OR LEASE
CUB #100	331783	Claim
CUB #200	331784	Claim
CUB #300	331785	Claim

SCHEDULE "B"

PAYMENT OF NET SMELTER RETURNS AND GROSS PROCEEDS

The royalty of the Net Smelter Returns and Gross Proceeds payable to the Vendor hereunder shall be paid quarterly, within 60 days after the end of each fiscal quarter of the Purchaser. The records relating to the calculation of the Net Smelter Returns and Gross proceeds shall be audited annually at the end of each fiscal year of the Purchaser and:

(a)

any adjustments of royalties payable to the Vendor shall be made forthwith;

(b)

a copy of the audited statements shall be delivered to the Vendor as soon as practicable;

(c)

the Vendor shall have 90 days after receipt of such statements to question their accuracy in writing, and failing such objection, the statements shall be deemed prima facie correct.

The Vendor or an auditor duly appointed in writing by the Vendor, shall have the right at all reasonable times, upon written request, to inspect and obtain copies of those of the books and financial records of the Purchaser as are relevant to the determination of Net Smelter Returns and Gross Proceeds and at their own expense to make copies thereof.

GROSS PROCEEDS DEFINITION

"Gross Proceeds" means, for any period, the aggregate gross revenues received during the period from the sale of diamonds produced from the operation of the Claims.